UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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TANDY LEATHER FACTORY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANDY LEATHER FACTORY, INC.
7602 Southwest Loop 820, Suite 101
Benbrook, Texas 76126
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Tandy Leather Factory, Inc. Stockholders:
On Tuesday June 9, 2026, Tandy Leather Factory, Inc. will hold our 2026 Annual Meeting of Stockholders at the Company’s principal office in Benbrook, Texas (address shown above). The meeting will begin at 9:00 a.m. local time.
Only stockholders who owned common stock at the close of business on April 13, 2026, may vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting, we will consider:
(1)	The election of a six-member Board of Directors for a one-year term;
(2)	Ratification of appointment of our independent registered public accounting firm;
(3)	An advisory vote on executive compensation as disclosed in these materials; and
(4)	Any other business properly presented at the meeting.
Our Board of Directors recommends that you vote in favor of Proposals 1, 2 and 3. Our proxy statement also outlines certain of our corporate governance practices and discusses our compensation philosophy and practices, and it describes the Audit Committee’s recommendation to the Board of Directors regarding our 2025 financial statements. We encourage you to read these materials carefully.
Under the rules approved by the U.S. Securities and Exchange Commission, we are now furnishing proxy materials on the Internet to our stockholders. Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials sent to our stockholders. The Notice of Internet Availability of Proxy Materials will also include instructions for stockholders on how to access the proxy card to vote over the Internet.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we urge you to vote promptly.

By Order of the Board of Directors,

Daniel J. Ross
General Counsel and Secretary

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
This document contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are based on management’s current expectations, that involve risks and uncertainties that could cause actual results to differ materially from current expectations. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “believes,” “may,” “can,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipate,” “plan,” “potential,” “position,” “see,” “would,” the negative of these terms or comparable terms. These statements include, but are not limited to, those regarding the Company’s future growth strategy and other strategic initiatives. These future events may not occur as and when expected, if at all, and, together with the Company’s business, are subject to various risks and uncertainties. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations due to a number of important factors, including but not limited to those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive proxy materials for the Annual Meeting?
Because you are a stockholder of Tandy Leather Factory, Inc. as of the record date and entitled to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), our Board of Directors is soliciting your proxy to vote at the Annual Meeting. You are invited to attend our Annual Meeting on June 9, 2026, beginning at 9:00 am Central time. The Annual Meeting will be held at our corporate headquarters, 7602 Southwest Loop 820, Benbrook, Texas 76126.
Our Annual Report on Form 10-K for the year ended December 31, 2025, including our financial statements for 2025 as well as this proxy statement, is posted on our website at www.tandyleather.com. Choose the “Investor Relations” and then the “SEC Filings” (for 10-K) “Proxy Online” links. These proxy materials are first being made available to stockholders on or about April 27, 2026.
What am I voting on?
You are voting on three items:
1.	Election of six directors for a term of one year;
2.	Ratification of appointment of our independent registered public accounting firm; and
3.	An advisory vote on Tandy Leather Factory, Inc.’s executive compensation, as disclosed in these materials.
At the date this proxy statement went to print, we were not aware of any other matters to be raised at the Annual Meeting.
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote your shares:
•	“FOR” each of the nominees to the Board of Directors;
•	“FOR” the ratification of appointment of our independent registered public accounting firm; and
•	“FOR” the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials.
What is the Notice of Internet Availability of Proxy Materials?
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of this proxy statement to all of our stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.
You may also choose to receive future proxy materials by e-mail by following instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
On the date of the mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.
Who is entitled to vote?
Holders of record of shares of our common stock as of the close of business on April 13, 2026 (the record date) are entitled to vote at the Annual Meeting. As of that date, a total of 8,143,569 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and the Notice or proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you bring with you a legal proxy from the stockholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
How do I vote?
Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be presented by proxy.
If you are a stockholder of record, there are four ways to vote:
•	By Internet, by visiting the website shown on the Notice or the proxy card and following the instructions;
•	By telephone, by calling the toll-free number shown on the Notice or the proxy card and following the instructions;
•	By completing and mailing your proxy card; or
•	By written ballot at the Annual Meeting.
If you vote by Internet or by telephone, your vote must be received by 11:59 PM Eastern Time on June 8, 2026, the business day before the Annual Meeting. Your shares will be voted as you indicate. If you return your proxy card but you do not indicate your voting preferences, your shares will be voted, as the case may be with respect to the item not marked: FOR the election of each of the nominees to the Board of Directors; FOR the ratification of appointment of our independent registered public accounting firm; and FOR the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials.
If your shares are held in a brokerage account in your broker’s name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions via the Internet to your broker or nominee. If you provide specific voting instructions by mail or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Annual Meeting.
Is my vote confidential?
Yes. It is our policy that all proxies, ballots and vote tabulations that identify the vote of a stockholder will be kept confidential from us and our directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against us or to assert a claim by us, or when written comments by a stockholder appear on a proxy card or other voting material.
Who counts the votes?
We will appoint an inspector of election for the Annual Meeting who will count the votes cast.
What is the quorum requirement of the meeting?
A majority of the outstanding shares of common stock determined on April 13, 2026, represented in person or by proxy at the Annual Meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes (discussed below) will be counted in determining the quorum. Neither, however, will be counted as votes cast.
What vote is required to approve the proposals?
The six nominees for director receiving the highest number of “FOR” votes at the Annual Meeting will be elected to the Board of Directors.
The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by stockholders entitled to vote on the matter is required for: (1) ratification of the appointment of our independent registered public accounting firm, and (2) the advisory approval of the executive compensation of our named executive officers as described in this proxy statement. Abstentions are not counted for purposes of these proposals.
What if I want to change my vote?
You can change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy. Proxies may be revoked by:
•	Filing a written notice of revocation, bearing a date later than the proxy date, with our Secretary at or before the Annual Meeting;
•	Properly executing a later proxy relating to the same shares;
•	Voting at a later time on the Internet or by telephone, if you previously voted on the Internet or by telephone; or
•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.
Any written notice revoking a proxy should be sent to: Secretary, Tandy Leather Factory, Inc., 7602 SW Loop 820, Suite 101, Benbrook, Texas 76126.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and publish final results in a current report on SEC Form 8-K within four business days after the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the following as of April 13, 2026, the record date for the Annual Meeting:
•	Beneficial owners of more than 5 percent of the outstanding shares of our common stock, other than our officers and directors;
•	Beneficial ownership by our current directors, nominees and the named executive officers set forth in the Summary Compensation table below; and
•	Beneficial ownership by all our current directors, nominees and the named executive officers as a group, without naming them.
The percentage of beneficial ownership is calculated on the basis of 8,143,569 shares of our common stock outstanding as of April 13, 2026. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.
Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Common Stock	Bandera Partners LLC(2) 50 Broad Street, Suite 1820 New York, NY 10004	2,857,936	35.1%

Common Stock	JCP Investment Partnership, LP(3) 1177 West Loop South, Suite 1650 Houston, TX 77027	859,197	10.6%

Common Stock	First Foundation Advisors(4) 18101 Von Karman Ave., Suite 700 Irvine, CA 92612	826,712	10.2%

Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Common Stock	Vicki Cantrell(5)	18,270	*
Common Stock	John Gehre(6)	1,084	*
Common Stock	Jefferson Gramm(2)	2,864,055	35.2%
Common Stock	Johan Hedberg	60,650	*
Common Stock	Diana Saadeh-Jajeh(7)	2,650	*
Common Stock	John Sullivan(8)	1,084	*
	All Current Directors, Director Nominees and Executive Officers as a Group (6 persons)	2,947,793	36.2%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)
All shares of common stock are owned beneficially, and such owner has sole voting and investment power, unless otherwise stated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership. To our knowledge, none of these shares have been pledged.

(2)
Holdings shown for Jefferson Gramm and Bandera Partners, LLC are based on a Schedule 13D/A filed on February 5, 2021, by Mr. Gramm and Bandera Partners, LLC. Bandera Partners, LLC is the investment manager of Bandera Master Fund L.P. in whose name 2,857,936 of our shares are held. Messrs. Gregory Bylinksy and Jefferson Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC. Bandera Master Fund L.P. has delegated to Bandera Partners the sole and exclusive authority to vote and dispose of the securities held by Bandera Master Fund. As a result, each of Bandera Partners and Messrs. Bylinksy and Gramm may be deemed to beneficially own the shares held by Bandera Master Fund.

(3)	Holdings shown for JCP Investment Management, LLC are based on a Schedule 13D/A filed on December 6, 2018, by JCP Investment Management, LLC.

(4)	Holdings for First Foundation Advisors are based on an amendment to Schedule 13D filed on August 4, 2023, by First Foundation Advisors.
(5)	Holdings for Ms. Cantrell include 3,379 shares of common stock to be issued within 60 days upon the vesting of restricted stock units held by her.
(6)	Holdings for Mr. Gehre include 1,084 shares of common stock to be issued within 60 days upon the vesting of restricted stock units held by him.
(7)	Holdings for Ms. Saadeh-Jajeh include 1,867 shares of common stock to be issued within 60 days upon the vesting of restricted stock units held by her.
(8)	Holdings for Mr. Sullivan include 1,084 shares of common stock to be issued within 60 days upon the vesting of restricted stock units held by him.

PROPOSAL ONE: ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote “FOR” All Nominees.
All directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of stockholders and until their successors have been duly elected and qualified. Currently, there are six directors as provided by our corporate by-laws. It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all six nominees listed below for election as our directors unless authority to so vote is withheld. All six nominees have indicated their willingness to serve for the ensuing term. If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute.
GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Name	Age	Director Since	Position
Vicki Cantrell	68	2017	Director
John Gehre	55	2025	Director
Jefferson Gramm	50	2014	Chairman of the Board of Directors
Johan Hedberg	60	2025	Director, Chief Executive Officer
Diana Saadeh-Jajeh	56	2024	Director
John Sullivan	40	2025	Director

Vicki Cantrell, 68, is a retail veteran with over 20 years of operational experience. Since January 2020 she has served as Chief Executive Officer for Vendors in Partnership LLC. From September 2017 until June 2018, she served as Retail Transformation Officer for Aptos Inc., where Ms. Cantrell brought transformation strategies to the retailer’s businesses and to the vendor/retail partnership. Prior to that role, Ms. Cantrell served from October 2011 to October 2016 as a Senior Vice President at National Retail Federation, which is the world’s largest retail association. From May 2008 until June 2011, she served as Chief Operating Officer of Tory Burch LLC while it experienced 300% growth. From April 2003 until May 2008 she served as Chief Information Officer of Giorgio Armani, as it underwent a multi-phase CRM implementation. Ms. Cantrell has worked in all facets of the retail industry, as retailer, vendor/partner and industry spokesperson. She has deep expertise in building and executing strategies to meet evolving needs including enhancing customer acquisition, service and loyalty; determining optimal organizational structure in ever-changing environments; and in building robust cyber security programs.
John Gehre, 55, is a nominee to our Board of Directors. Since November 2024, Mr. Gehre has served as a Strategy Consultant to Bass Pro Shops. From September 2022 to September 2024, he served as EVP Chief Merchandising Officer, Global Sourcing, Inventory and Space, for Michael’s Stores, Inc. Prior to Michaels, he served as EVP Chief Merchandising Officer, Supply Chain and Manufacturing, for The Container Store from May 2018 to September 2022. Mr. Gehre brings to our Board extensive experience in both retail and merchandising of consumer products, as well as experience serving on multiple boards of directors.
Jefferson Gramm, 50, is a portfolio manager at Bandera Partners LLC, which might be deemed to be an affiliate of ours by virtue of holding approximately 34.5% of our outstanding common stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information regarding Bandera Partners LLC’s ownership of our common stock. Mr. Gramm has been in his present position with Bandera since 2006. His prior experience includes serving as Managing Director of Arklow Capital, LLC, a hedge fund manager focused on distressed and value investments, from October 2004 to July 2006. He has served as a Director of The Joint Corp. since January 2024. He also served as a Director of Innovative Food holdings from September 2021 until May 2025, Ambassadors Group from May 2014 until October 2015 and of Morgan’s Foods Inc. from April 2013 to March 2014. He served as a Director of Peerless Systems Corp from June 2009 to November 2010. He received an M.B.A. from Columbia University in 2003 and a B.A. in Philosophy from University of Chicago in 1996. Mr. Gramm provides a unique and valuable perspective with respect to corporate governance, our stockholder base and stockholder issues in general.
Johan Hedberg, 60, became our Chief Executive Officer and joined our Board of Directors in January 2025. Before joining the Company, Mr. Hedberg served as Chief Sales Officer and President, Americas, of Fiskar Group from September 2021 until December 2023. He also served there as Global Chief Sales Officer Fiskars Group from April 2020 until August 2021 and Senior Vice President Global Sales BA Vita from July 2019 until March 2020. Prior to Fiskars, he was Vice President Sales and Marketing, Region Europe and Rest of World, for Thule Group from January 2013 until July 2019. Mr. Hedberg earned a Bachelor of Business Administration from the Cox School of Business, Southern Methodist University, and a Masters of Business Administration from the Kellogg School of Management, Northwestern University. Mr. Hedberg brings to our Board more than 30 years of retail and wholesale leadership experience.
Diana Saadeh-Jajeh, 56, has served since February 2026 as an Independent Board Member for Pitney Bowes Bank, Inc., a regulated subsidiary of Pitney Bowes, Inc., and since September 2025, she has been a finance lecturer at the Merrilee Alexander Kick College of Business and Entrepreneurship at Texas Women’s University. She is also a member of the Board of Advisors for the East Texas A&M University- College of Business. She previously served EVP- Chief Financial Officer and Chief Operating Officer at Ryvid, Inc. (August 2023-August 2024), and prior toto that she held several senior leadership roles at GameStop, Inc., a leading specialty retailer in the field of gaming and entertainment, serving as EVP and Chief Financial Officer (July 2022 – August 2023), SVP and Chief Accounting Officer (July 2021 – July 2022 and June 2020 – March 2021) and Interim Chief Financial Officer (March 2021 – July 2021). Earlier in her career, she was VP-Global Finance Operations and Business Transformation at JUUL Labs, Inc (November 2018 - January, 2020). Ms. Saadeh-Jajeh holds a B.S. in accounting and finance from San Francisco State University and an MBA in electronic business management from Notre Dame de Namur University. Ms. Saadeh-Jajeh brings to our Board extensive accounting, finance and consumer products executive experience.
John R. “Rocky” Sullivan, 40, has served since January 2022 as an Investment Advisor Representative and Investment Analyst with JCP Investment Management, which might be deemed to be an affiliate of ours by virtue of holding approximately 10% of our outstanding common stock. JCP Investment Management is an SEC Registered Investment Advisor, where Mr. Sullivan’s core focus is on investment due diligence and public equity analysis. He has also been the owner since May 2018 of Sullivan Companies and its affiliates, which is engaged in investment management, real estate development and production agriculture. Mr. Sullivan has a BBA in marketing from Texas A&M University and is a graduate of Texas Christian University Ranch Management Program. Mr. Sullivan brings to our Board a strong financial and business management background.
The information relating to the occupations and security holdings of our directors and nominees is based upon information received from them.
ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS
Meeting Attendance
During fiscal 2025, the Board of Directors held four regularly scheduled meetings and one special meeting. All current directors who served during 2025 attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of Directors of which he or she was a member and which were held during the time that he or she was a director or member of such committee, as applicable. We encourage and expect our directors to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our directors who served during 2025 attended our 2025 Annual Meeting of Stockholders.
Director Independence
The Board of Directors has considered the listing requirements of Nasdaq for “independence” of directors, and it has determined that our non-employee directors Vicki Cantrell, Jefferson Gramm, John Gehre, Diana Saadeh-Jajeh and John Sullivan are independent under these requirements. Our non-employee directors hold executive sessions at each regular meeting, unless they determine there is not a need for such session.
Board of Directors Leadership Structure
The Board of Directors has determined it appropriate to separate the roles of CEO and Chairman, allowing the CEO to run Tandy Leather Factory, Inc. and the Chairman to run the Board of Directors. Johan Hedberg has been our Chief Executive Officer since January 2025. Jefferson Gramm, one of our directors, has been Chairman of the Board since 2017. We believe our CEO and our Chairman have an excellent working relationship that has allowed the CEO to focus on the challenges that we face in the current business environment. The separation of the CEO and Chairman positions provides strong leadership for our Board of Directors, while also positioning our CEO as our leader in the eyes of our customers, employees, and other stakeholders.

Our Board of Directors currently consists of five independent members and one non-independent member. We have three committees of the Board of Directors comprised solely of independent directors. We believe that the number of independent, experienced directors that make up our Board of Directors benefits us and our stockholders.
Risk Oversight
The Board of Directors’ role in risk oversight is administered directly and through its standing committees, with each committee’s role more fully described in the “Committees of the Board of Directors” section below. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, the integrity of our financial statements, legal and regulatory compliance, our audit, accounting and financial reporting processes, the qualifications, independence and work of our independent registered public accounting firm, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, policies and practices. The Nominating and Governance Committee manages risks associated with corporate governance, related person transactions, succession planning, business conduct and ethics, and the performance of the Board, its committees and directors.
While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks through committee reports or by attending committee meetings. The reports presented to the Board include discussions of committee agenda topics, including matters involving risk oversight. The Board also directly considers specific topics, including risks associated with our strategic plan, capital structure, information/cyber security and development activities. Members of management who supervise the day-to-day risk management responsibilities periodically provide reports to the Board as a whole and to the committees as requested.
Director Compensation
Compensation of non-employee directors is determined by the Board. Our non-employee directors are paid an annual cash retainer of $16,000; Mr. Gramm and Mr. Sullivan have currently declined to accept this cash compensation. In addition, the Chair of each of the Audit Committee, Compensation Committee and Nominating/Governance Committee is paid an additional annual retainer of $3,000 per committee; members of the Audit Committee (including the Chair) are paid an additional retainer of $2,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board of Directors, including the committees thereof.
We generally award restricted stock units annually to each non-employee director in accordance with our 2023 Restricted Stock Plan; these grants generally have a value equal to approximately $14,000 (based on the fair market value of our common stock as of the date of grant) and vest equally over a four-year period from the date of grant. In June 2025, we awarded each non-employee director other than Mr. Gramm a grant of restricted stock units with a fair market value equal to $14,000 as of the grant date; the shares underlying the 2025 awards will vest equally over a four-year period from the date of grant, conditioned on the recipient’s continued service on our Board of Directors.
The goal of our restricted stock unit grants to directors is to attract and retain competent non-employee personnel to serve on our Board of Directors by offering them long-term equity incentives. Each of our non-employee directors is eligible to participate in this plan.

Board Diversity Matrix
The table below provides certain information with respect to the composition of the Board. Each of the categories listed in the table has the meaning ascribed to it in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix
	(as of April 25, 2025)				(as of April 30, 2026)
Total Number of Directors	6				6
Part I: Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	3	3			2	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1				1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	2			1	3
Two or More Races or Ethnicities		1				1
LGBTQ+
Did not Disclose Demographic Background

DIRECTOR COMPENSATION TABLE
The table below summarizes the compensation paid by us to our non-employee directors for their service on the Board during the year ended December 31, 2025. Our directors who are also employees receive no additional compensation for serving as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Vicki Cantrell	$21,000	$14,000	$35,000
John Gehre	9,000	14,000	23,000
Jefferson Gramm	—	—	—
Diana Saadeh-Jajeh	21,000	14,000	35,000
John Sullivan	—	14,000	14,000

(1)	Mr. Gramm and Mr. Sullivan declined to receive any cash compensation.
(2)	Mr. Gramm declined to receive any grant of Restricted Stock.
COMMITTEES OF THE BOARD OF DIRECTORS
As of the date of this proxy statement, our Board of Directors has three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Governance Committee. The membership as of the date of this proxy statement and the function of each committee are described below.

Name of Director	Audit	Compensation	Nom/Gov
Non-Employee Directors:
Vicki Cantrell	X		C
John Gehre	X
Jefferson Gramm		X	X
Diana Saadeh-Jajeh	C	X
John Sullivan		C	X
Employee Director:
Johan Hedberg
Number of Meetings in 2024	4	1	0

X = Committee member; C = Committee Chair
Nominating and Governance Committee
We have a Nominating and Governance Committee consisting of three directors, all of whom are “independent” under the listing requirements of Nasdaq. The Nominating and Governance Committee did not meet during 2025.
The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is available on our website at www.tandyleather.com. This charter provides that the Nominating and Governance Committee is responsible for identifying individuals qualified to become directors consistent with criteria as may be established by the Board of Directors. The charter also provides that the Nominating and Governance Committee shall take into account such additional factors as it deems appropriate in evaluating candidates. These factors may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the Board of Directors. In addition, the charter states that the Nominating and Governance Committee will consider stockholder recommendations of director nominees, as well as nominations by our senior officers. The Nominating and Governance Committee evaluates all director nominees in a like manner without regard as to who recommended the nomination. Traditionally, we have not engaged third parties to identify or evaluate potential directors or to assist in that process. In addition, the Nominating and Governance Committee makes a review and evaluation periodically of the Board of Directors and the Nominating and Governance Committee’s own performance. Further, the Nominating and Governance Committee, among other functions: (1) conducts an annual performance evaluation of the full Board and all committees; (2) reviews and recommends changes to the Company’s governing documents (charter, bylaws, governance principles, etc.), (3) recommends persons to serve on the Nominating and Governance Committee as members, as well as the possible removal of any incumbent Nominating and Governance Committee members, and (4) reviews and approves any “related party” transactions with the Company’s directors and officers.

Stockholders may nominate director nominees for consideration by writing to our Secretary at 7602 Southwest Loop 820, Suite 101, Benbrook, Texas 76126. Any such nomination must include:
•
As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required by the Company’s Bylaws and required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•
The information regarding the nominating stockholder that is required by the Company’s Bylaws, including (but not limited to) the nominating stockholder’s name and address, as they appear on our books, and the class and number of our shares beneficially owned by him.

The Nominating and Governance Committee recommended to the Board of Directors that all six director nominees listed in this proxy statement serve as directors for a term ending on the date of the 2027 Annual Meeting of Stockholders.
The Nominating and Governance Committee will consider nominees for directors recommended by our stockholders and will evaluate such nominees using the same criteria used to evaluate director candidates as described above. Nominations of persons for election to the Board of Directors may be made by any stockholder entitled to vote for the election of directors at the applicable meeting that complies with the notice procedures set forth in our bylaws. Such nominations shall be made pursuant to timely notice in writing to our Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at our principal executive offices not less than 30 days nor more than 60 days prior to the applicable meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally scheduled. The stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (a) the name and address, as they appear on our books, of such stockholder, and (b) the class and number of our shares that are beneficially owned by such stockholder.
Compensation Committee
The Compensation Committee is responsible for recommending to the Board of Directors the compensation program of the executive officers. The Compensation Committee consists of three directors, all of whom are “independent” under the listing requirements of Nasdaq. The Compensation Committee submits all issues concerning executive compensation to the full Board of Directors for approval. It may not delegate this authority. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.tandyleather.com. The Compensation Committee met one time during 2025.
Audit Committee
The Audit Committee’s basic role is to assist the Board of Directors in fulfilling its fiduciary responsibility pertaining to our accounting policies and reporting practices. Among other duties, the Audit Committee is to be the Board of Directors’ principal agent in assuring the independence of our outside auditor, the integrity of management, and the adequacy of disclosures to stockholders. The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that all members of the Audit Committee are “independent” under the applicable rules of the Nasdaq and that Diana Saadeh-Jajeh, Chair of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.tandyleather.com. The Audit Committee met four times during 2025. The Report of the Audit Committee for the fiscal year ended December 31, 2025, appears below.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors Recommends a Vote “FOR” the ratification of appointment of our independent registered public accounting firm for fiscal year 2026.
The Audit Committee has appointed Whitley Penn (“Whitley Penn”) to serve as our independent registered public accounting firm for fiscal year 2026. We are asking stockholders to ratify the appointment of Whitley Penn as our independent registered public accounting firm at the 2026 annual meeting of stockholders. Representatives of Whitley Penn are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Our bylaws do not require that the stockholders ratify the appointment of Whitley Penn as our independent auditors. However, we are submitting the appointment of Whitley Penn to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board of Directors and the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Even if the appointment of Whitley Penn is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of the Company and our stockholders. At this time, the Board and the Audit Committee believe that the retention of Whitley Penn to serve as our independent auditors is in the best interest of the Company and our stockholders.
Audit and other Professional Fees
Whitley Penn performed the audit of our 2024 and 2025 financial statements, as well as the reviews of the financial statements included in our Forms 10-Q for those years. The amounts shown below are the aggregate amounts paid to Whitley Penn for 2024 and 2025 for services in the categories indicated and include fees for services relating to those years.

Types of Fees	2025	2024
Audit fees	$255,150	$282,000
Audit-related fees	16,921	0
Tax fees	120,000	130,000
All other fees	0	0
Total	$392,071	$412,000

In accordance with the charter of our Audit Committee as in effect at the relevant times and the rules of the SEC, the Audit Committee approved all of the fees indicated above before the services were provided. The Audit Committee considered the services listed above to be compatible with maintaining Whitley Penn’s independence.

Report of the Audit Committee
As members of the Audit Committee, we oversee Tandy Leather Factory, Inc.’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The independent auditors are responsible for auditing the annual consolidated financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America.
The Audit Committee is also responsible for selecting and evaluating the independence of the Company’s independent auditors and for pre-approving the audit and non-audit services rendered by the independent auditors. During 2025 we recommended, and the Board of Directors approved, the appointment of Whitley Penn as independent auditors for the years ended December 31, 2025.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025, with management and the Company’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee. The Audit Committee has received from Whitley Penn the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Whitley Penn’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Whitley Penn their independence from us and our management. Based upon the review and discussions described in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, that has been filed with the Securities and Exchange Commission.
The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

AUDIT COMMITTEE:
Diana Saadeh-Jajeh, Chair
Vicki Cantrell
John Gehre

COMPENSATION DISCUSSION AND ANALYSIS
The primary focus of our executive compensation programs is to improve our performance year over year and over a longer-term period. The compensation programs were designed to provide the tools necessary to hire executives with the skills needed to manage Tandy Leather Factory, Inc. to meet these goals and to retain them over the long-term. In developing the programs, a key consideration was to have plans that were easy to understand and administer, while being competitive with companies of similar size and philosophy. Over the past several years, management and the Compensation Committee have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business objectives. Our philosophy has been to reward team performance, measured by our overall results. Each executive officer’s compensation is linked to their individual contribution toward increases in the size of our operations, our income, and increases in stockholder value. At the 2025 Annual Meeting, stockholders were asked to approve Tandy Leather Factory, Inc.’s 2024 executive compensation programs. Approximately 85% of the shares voted approved the program. In consideration of these results and other factors the the Compensation Committee evaluates on a regular basis, the Compensation Committee concluded that Tandy Leather Factory, Inc.’s existing executive compensation programs continue to be appropriate to support Tandy Leather Factory, Inc.’s compensation philosophy and objectives described in this discussion.
Compensation for our executive officers consists of the following components:
•	Base salary;
•	Annual incentive bonus;
•	Restricted stock unit grants;
•	Retirement and other benefits, and
•	Employment Agreements.
Each of these elements of pay is described below.
Company Performance. In 2025, Tandy Leather Factory, Inc.’s sales increased approximately $1.9 million from 2024. Net income increased by approximately $8.3 million, driven by the sale of the Company’s headquarters facilities in Fort Worth, Texas.
Base Salary
Base salaries are intended to reward our executive officers based upon their roles within Tandy Leather Factory, Inc. and for their performance in those roles. Base salaries are established when an executive officer is hired, based on prior experience and compared to salaries for comparable positions in other companies. Base salaries are generally increased annually, if market factors dictate such increases and assuming our financial performance is satisfactory.
Bonuses
Beginning in 2025, our Chief Executive Officer has been eligible to receive an annual cash bonus based on pre-determined company performance metrics for the applicable fiscal year rather than a discretionary bonus as in prior years. Our Chief Executive Officer received an annual bonus of $215,535 for 2025 under this program.
Restricted Stock Unit Grants; Granting of Awards Relative to Release of Material Non-Public Information
We award restricted stock unit grants to promote long-term retention of executive officers and permit them to accumulate equity ownership in Tandy Leather Factory, Inc., so that the interests of our management team are directly aligned with the interest of our stockholders. We believe it is important to have an element of compensation that is focused directly on retaining talent so that we can minimize potential loss of company and industry knowledge and the disruption inherent in unplanned turnovers. Restricted stock unit grants also align our executive officers with our stockholders by making them stockholders themselves. Retaining talent and aligning interests encourages our executive officers to take actions to enhance the value of our business and increase stockholder value. Time-based restricted stock unit awards generally vest equally over three or four years. During fiscal 2025, in connection with the hiring of Johan Hedberg as Chief Executive Officer, we granted to Mr. Hedberg 100,000 restricted stock units that vested in February 2026, and 900,000 performance-based restricted stock units that will vest (if at all) upon the Company’s achievement of certain pre-determined performance targets (with 150,000 shares being issued if and when each of six different targets are achieved), subject to his continued employment with the Company on each such date.

The Company has not awarded stock options for executive compensation in recent years and has not timed its disclosure of material non-public information for the purpose of affecting executive compensation. Were the Company to make future awards of stock options or other market price-based equity, the Company’s Board would take into account any material non-public information when determining the timing and terms of such award, so that the value of such awards would not be expected to substantially increase following the disclosure of such information.
Retirement and Other Benefits
Our benefits program includes a retirement plan and a group insurance program. The objective of the program is to provide executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) that could interrupt the executive officer’s employment and/or income received as an active employee. Our retirement plans are designed to provide a competitive level of retirement income to our executive officers and to reward them for continued service with Tandy Leather Factory, Inc. The retirement program for executive officers consists of a tax-qualified 401(k) Plan that covers all full-time employees. The group insurance program consists of life and health insurance benefits plans that cover all full-time employees.
Employment Agreement and Retention Letter Agreement with Janet Carr
Janet Carr served as the Company’s Chief Executive Officer during all of 2024 and resigned as of January 3, 2025. We entered into an employment agreement with Ms. Carr, dated as of October 2, 2018. Under this agreement, Ms. Carr was entitled to receive an initial annual base salary of $500,000, subject to annual 3% increases for cost of living (which Ms. Carr declined to take until mid 2022), and was eligible to receive an annual discretionary bonus, as determined by the Board. Also under this agreement, on October 23, 2023, the Company granted Ms. Carr 276,000 RSUs that were scheduled to vest over three years as described under “Restricted Stock Units” above; 92,000 of these RSUs vested in October 2024, and the remaining RSUs were forfeited upon Ms. Carr’s resignation. If Ms. Carr’s employment had been terminated by the Company without Cause or by Ms. Carr for Good Reason (each as defined in her employment agreement), Ms. Carr would have received twelve months of base salary and an annual reimbursement of COBRA payments and vest in a pro-rata portion of the time-based RSUs granted in October 2023, based on the number of days that Ms. Carr was employed. Any unvested performance-based RSUs would have been forfeited. In the event that Ms. Carr’s employment had been terminated by the Company without Cause or by Ms. Carr for Good Reason within six months prior to or one year after a Change in Control (as defined in her employment agreement), Ms. Carr would have received thirty-six months of base salary and an annual reimbursement of COBRA payments and vest in a pro-rata portion of the time-based RSUs granted in October 2023, based on the number of days that Ms. Carr had been employed. Any unvested performance-based RSUs would be forfeited. Under this agreement, a “Change in Control” was a defined term that includes a merger, a sale of all or substantially all of our assets or a similar transaction involving us, a third party acquiring more than 50% of our shares which includes, in general, a person or entity becoming a 50% or greater stockholder of us, a covered removal of directors on our board of directors, or our liquidation or dissolution.
On January 2, 2025, the Company entered into a letter agreement with Ms. Carr, pursuant to which Ms. Carr continued her employment with the Company in a non-executive capacity from January 6 until March 31, 2025. Pursuant to the letter agreement, during this period, Ms. Carr continued to receive her base salary, and on March 31, 2025, she received a retention bonus of $310,000.
Employment Agreement with Johan Hedberg
On January 2, 2025, the Company’s Board of Directors appointed Johan Hedberg as the Company’s new Chief Executive Officer and a member of its Board of Directors, effective as of January 6, 2025. Pursuant to an employment agreement dated January 3, 2025, Mr. Hedberg receives a base salary of $425,000 per year, with an opportunity to receive an annual bonus, based on the Company’s financial performance, equal to 50% of his annual base salary at “target” levels of performance; his maximum potential bonus if the Company exceeds those “target” performance measures would be 100% of his base salary. On February 19, 2025, Mr. Hedberg received an initial grant of 100,000 RSUs, each of which converted into one share of the Company’s common stock on the first anniversary of the grant date. He also received an initial grant of 900,000 performance-based RSUs, each of which will convert into one share of the Company’s common stock upon the Company’s achievement of certain pre-determined performance targets (with 150,000 shares being issued if and when each of six different targets are achieved), all subject to his continued employment with the Company on each such date. The Company’s Board believes that the grants of performance-based RSUs to Mr. Hedberg are in the best interests of the Company by providing him a compensation package that is heavily based on achievement of performance goals and aligned with the interests of our stockholders.

Change in Control Effect on other Restricted Stock Units
Except to the extent that the Compensation Committee provides a result more favorable to holders of awards, in the event of a change of control, unvested restricted stock units granted to our executive officers will not automatically vest in connection with a change of control.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board of Directors that the CD&A be included in Tandy Leather Factory, Inc.’s Form 10-K and proxy statement.
The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act.

COMPENSATION COMMITTEE:
John Sullivan, Chair
Jefferson Gramm
Diana Saadeh-Jajeh

COMPENSATION TABLES AND OTHER INFORMATION
The following table includes information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us. For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” above.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards	All Other Compensation	Total
Johan Hedberg, Chief Executive Officer	2025	$416,827	$—	$3,960,000(1)	$269,533(2)	$4,646,360(1)
Janet Carr, former Chief Executive Officer	2025	$164,593	$310,000	$—	$14,215(3)	$488,808
	2024	554,291	—	—	14,600(3)	568,891

(1)
For 2025, Restricted Stock Awards and Total Compensation reflect initial RSU grants made upon Mr. Hedberg’s hire, consisting of: 100,000 RSUs, each of which converted into one share of the Company’s common stock on the first anniversary of the grant date, and 900,000 performance-based RSUs, each of which will convert into one share of the Company’s common stock upon the Company’s achievement of certain pre-determined performance targets (with 150,000 shares being issued if and when each of six different targets are achieved), all subject to his continued employment with the Company on each such date.

(2)
For 2025, represents $215,535 of annual incentive payments under the Company’s Executive Bonus Plan and $53,998 for reimbursement of moving and relocation expenses (including gross-up of associated income taxes).

(3)
For 2024, represents $13,800 of matching funds contributed to Ms. Carr’s Company 401(k) plan and $800 of contribution to her health savings account under the Company’s health insurance benefit plan. For 2025, represents $14,000 of matching funds contributed to Ms. Carr’s Company 401(k) plan and $215 of contribution to her health savings account under the Company’s health insurance benefit plan.

PAY VERSUS PERFORMANCE TABLE

Year	Summary compensation table total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation table total for non-PEO named executive officers(1)	Average Compensation Actually Paid to non-PEO named executive officers	Value of Initial fixed $100 investment based on total shareholder return	Net Income
2025(2)	$4,646,360	$3,426,360(3)	—	—	$64	$9,102,000
	$488,808	-$1,273,912(3)
2024	$568,891	$652,611(4)	—	—	$113	$827,000
2023	$1,738,701	$1,733,181(5)	—	—	$100	$3,786,000

(1)
Janet Carr was the PEO for 2023-2024 and for the first three days of 2025; Johan Hedberg was the PEO for 2025 beginning January 6. The Company did not have any non-PEO named executive officers during 2023, 2024 or 2025.

(2)
Information shown in the first line for 2025 is for Johan Hedberg; information in the second line of this row is for Janet Carr. For 2025, Mr. Hedberg’s SCT and actual Compensation reflect initial RSU grants made upon Mr. Hedberg’s hire, consisting of: 100,000 RSUs, each of which converted into one share of the Company’s common stock on the first anniversary of the grant date, and 900,000 performance-based RSUs, each of which will convert into one share of the Company’s common stock upon the Company’s achievement of certain pre-determined performance targets (with 150,000 shares being issued if and when each of six different targets are achieved), all subject to his continued employment with the Company on each such date.

(3)
For 2025, adjustments made to Mr. Hedberg’s summary compensation table (“SCT”) total to calculate compensation actually paid were: -$3,960,000 for value of equity awards granted in 2025 and included in the SCT; $2,740,000 for value of equity awards granted in 2025 that remained outstanding and unvested at the end of the year; adjustments made to Ms. Carr’s SCT total to calculate compensation actually paid were: -$1,762,720 for the forfeiture of all equity awards still outstanding as of the end of 2025.

(4)
For 2024, adjustments made to Ms. Carr’s SCT total to calculate compensation actually paid were: $97,520 for the change in fair value of prior year awards still outstanding as of the end of 2024; and -$13,800 for the change in fair value of awards from the prior year end that vested in 2024.

(5)
For 2023, adjustments made to Ms. Carr’s SCT total to calculate compensation actually paid were: -$1,181,280 for value of equity awards granted in 2023 and included in the SCT; $1,175,760 for value of equity awards granted in 2023 that remained outstanding and unvested at the end of the year; and zero change in fair value of prior year awards still outstanding as of the end of 2022 or awards from the prior year end that vested in 2023.

Relationship between Compensation Actually Paid disclosed in the Pay Versus Performance Table, and other table elements: Mr. Hedberg’s SCT compensation in 2025 included a base salary and a cash bonus for 2025 performance measures (paid in February 2026). The difference between his SCT total and compensation actually paid as shown in the table above is due to the fluctuation in the value of the Company’s common stock during 2025 following his initial equity grant in February. Ms. Carr’s SCT compensation in each year included a base salary. Ms. Carr was not awarded any cash bonuses in 2023 or 2024; in 2025 she received a cash stay bonus for remaining employed with the Company until March 31, 2025. In 2023, she received a new grant of 276,000 restricted stock units, vesting through October 2026. The differences between her SCT totals and compensation actually paid as shown in the table above are primarily due to (1) the annual vesting in 2023 and 2024 of portions of the time-based restricted stock grants made to Ms. Carr in October 2018 and October 2023, (2) the forfeiture in 2025 of all remaining restricted stock units upon her resignation from the Company, and (3) fluctuations in the value of the Company’s common stock during 2023 and 2024.
The Company’s Common Stock price remained relatively even during 2023, rose during 2024 (as the Company announced the sale of its corporate headquarters facilities and intention to pay a dividend to stockholders), and fell during 2025 (as the Company paid a dividend of $1.50 per share to its stockholders and incurred operating losses relating to the sale of its headquarters).
The Company did not have any non-PEO named executive officers during 2023, 2024 or 2025. The Company maintains a bonus program for executives (including the PEO since January 6, 2025), under which bonuses are paid as a percentage of the executives’ base salary, depending on the Company’s performance in two metrics: sales and operating income. The Company paid Mr. Hedberg a bonus under this program of $215,535 in 2025. The Company did not pay any bonuses under this program to its named executive officers for fiscal 2023 or 2024. The Company’s PEO in 2023-January 3, 2025, did not participate in the program but was eligible to receive a discretionary bonus that is not tied to specific performance metrics. Ms. Carr did not receive such a bonus in 2023, 2024 or 2025; for 2025, she received a stay bonus of $310,000 for remaining as a Company employee until March 31, 2025.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated future payouts under equity incentive plan awards	All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards
Johan Hedberg	February 19, 2025	$2,740,000	1,000,000(1)	$3,960,000(1)

(1)
This stock award was granted to Mr. Hedberg in connection with his appointment as the Company’s Chief Executive Officer; of the 1,000,000 restricted stock units granted, 100,000 were time-based and 900,000 were based on the Company’s achievement of pre-determined performance targets.

OUTSTANDING STOCK AWARDS
as of December 31, 2025

Name	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Janet Carr	0	$0
Johan Hedberg	1,000,000(1)	2,740,000(1)

(1)	Vesting is subject to Mr. Hedberg’s continued employment with the Company. 900,000 of such shares are also subject to the Company’s achievement of specified performance criteria.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)
The Board of Directors recommends a vote “FOR” the advisory approval of the executive compensation of our named executive officers as disclosed in this proxy statement.
Based upon a vote of stockholders at our 2023 Annual Meeting, following the Board of Directors’ recommendation for an annual advisory vote to approve the compensation of our named executive officers, we are providing stockholders with an annual advisory vote on executive compensation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, added Section 14A to the Securities Exchange Act of 1934, as amended, and requires that we provide our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” vote, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2025 executive compensation programs and policies and the compensation paid to our named executive officers.
As discussed in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve us and our stockholders by aligning executive compensation with stockholder interests and by encouraging and rewarding management initiatives that will benefit us and our stockholders, customers, and employees over the long-term.
At last year’s annual meeting, approximately 85% of the votes cast on the advisory vote on executive compensation were in favor of our named executive officer compensation for 2024. We are asking our stockholders to again indicate their support for our named executive officer compensation as described in this proxy statement. This is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:
“RESOLVED, that the stockholders of Tandy Leather Factory, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Tandy Leather Factory, Inc., as disclosed in the 2026 proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures.”
Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal. Although your vote on this matter is advisory in nature and therefore will not be binding upon Tandy Leather Factory, Inc., the Compensation Committee or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of us and our stockholders. The vote on this resolution is not intended to address any specific element of compensation but rather relates to overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
For our last two fiscal years, there have been no transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for our last two most recently completed fiscal years, and in which any related person, as defined under Item 404(a) of Regulation S-K, had or will have a direct or indirect material interest. Such related persons include our directors, executive officers, nominees for director, any beneficial owner of more than five percent (5%) of our common stock, and their immediate family members.
Our Code of Business Conduct, which applies to all employees, including our executive officers and our directors, provides that our employees and officers and members of our Board of Directors are expected to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business with honesty and in compliance with law and high ethical standards. In addition, our directors and officers are expected to report any potential related party transactions to the Board of Directors. Our Nominating and Governance Committee, on behalf of the Board of Directors, reviews the material facts of all reported matters, by taking into account, among other factors it deems appropriate, whether a transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction to determine whether an actual conflict of interest exists. No director may participate in any discussion or approval of a matter for which he or she is a related party. An annual review and assessment of any ongoing relationship with a related party is performed by the Audit Committee and reported to the Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC. Based solely on a review of the copies of such reports and amendments thereto furnished to us with respect to fiscal 2025, we believe that, during 2025, our 10% stockholders complied with all Section 16(a) filing requirements. As a result of clerical errors by the Company, Forms 4 reporting restricted stock units granted and vested to our other directors and executive officer during 2025 were not properly filed.
CODE OF ETHICS; INSIDER TRADING POLICY
The Company’s Board of Directors has adopted the Tandy Leather Factory, Inc. Code of Business Conduct and Ethics, which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and all other employees and Directors of the Company. This code can be found at the Company’s website, www.tandyleather.com, under the Investor Relations/Corporate Governance/Highlights tab.
The Company’s Board of Directors has also adopted the Tandy Leather Factory, Inc. Insider Trading Policy, which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and all other employees and Directors of the Company. This policy can be found at the Company’s website, www.tandyleather.com, under the Investor Relations/Corporate Governance/Highlights tab.

EQUITY COMPENSATION PLANS
The following table sets forth information regarding our equity compensation plans (including individual compensation arrangements) that authorize the issuance of shares of our common stock. The information is aggregated in two categories: plans previously approved by our stockholders and plans not approved by our stockholders. The table includes information for officers, directors, employees and non-employees. All information is as of December 31, 2025.

Plan Category	Column (A) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Column (B) Weighted-average exercise price of outstanding options, warrants and rights	Column (C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))
Equity compensation plans approved by stockholders	1,243,918	$—	3,400,043
Equity compensation plans not approved by stockholders	—	—	—
TOTAL	1,243,918	$—	3,400,043

OTHER MATTERS
Solicitation of Proxies
We will pay for the cost of soliciting proxies. Our directors, officers and employees may solicit proxies. They will not be paid for soliciting the proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by mail, by telephone, by telegram or other means of communication. We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.
Stockholder Proposals for 2027
If you wish to present a proposal for consideration at an annual meeting, you must send written notice of the proposal to our Secretary not less than 90 and not more than 120 days before the anniversary date of the Company’s most recent annual meeting, provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which the public announcement of the date of the annual meeting is first made by the Company. We have not received notice of any stockholder proposals to be presented at this year’s Annual Meeting.
If you would like your proposal to be included in next year’s proxy statement, you must submit the proposal to our Secretary by no later than January 2, 2027, or, if we hold our next annual meeting on a date that is more than 30 days from the anniversary of our 2026 Annual Meeting, a reasonable time before we begin to print and send our proxy materials. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include pursuant to the rules of the SEC. You may write to our Secretary at 7602 Southwest Loop 820, Suite 101, Benbrook, Texas 76126 to present a proposal for consideration.
See “Nominating and Governance Committee” under “Committees of the Board of Directors” for the process for stockholders to follow to suggest a director candidate to the Nominating and Governance Committee for nomination by the Board of Directors or to nominate persons for election to our Board of Directors at an applicable meeting of our stockholders.
If a stockholder raises a matter at the Annual Meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf. According to our by-laws, any proposal other than the election of directors properly raised at the Annual Meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the Annual Meeting, whether in person or by proxy, unless a different approval threshold is required by applicable law.
Stockholder Communications with Board of Directors
Stockholders who wish to communicate with the Chairman or with the directors as a group may do so by writing to our Secretary at Tandy Leather Factory, Inc., 7602 Southwest Loop 820, Suite 101, Benbrook, Texas 76126. Our Secretary will forward your communication to the directors or Chairman of the Board as requested by the stockholder. All appropriate communications addressed to directors will be reviewed by our Secretary. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the Board of Directors. Our Secretary has the option, but not the obligation, to forward these other communications to appropriate channels within Tandy Leather Factory, Inc.
Management knows of no other business to be brought before the 2026 Annual Meeting of Stockholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED IN THIS PROXY STATEMENT.

TANDY LEATHER FACTORY, INC.

Chairman of the Board
Benbrook, Texas
April 27, 2026

SCAN TO
VIEW MATERIALS & VOTE

TANDY LEATHER FACTORY, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95862-P47394 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TANDY LEATHER FACTORY, INC.

	For All	Withhold All	For All Except
1. Election of Six Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vicki Cantrell
02) John Gehre
03) Jefferson Gramm
04) Johan Hedberg
05) Diana Saadeh-Jajeh
06) John Sullivan

	For	Against	Abstain
2. Ratification of Appointment of our Independent Registered Public Accounting Firm.	☐	☐	☐
3. Approval, by non-binding advisory vote, of the compensation of our named executive officers for the year ended December 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V95863-P47394

TANDY LEATHER FACTORY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 9, 2026

The undersigned hereby appoint(s) Johan Hedberg and Daniel Ross, and each of them, proxies or proxy of the undersigned with full power of substitution and revocation, to act and vote all of the undersigned's shares of Tandy Leather Factory, Inc. common stock, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. at 7602 SW Loop 820, Benbrook, TX 76126 on June 9, 2026, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock if no directions are given, this proxy will be voted “FOR” Proposal 1 and “FOR” Proposals 2 and 3.

Continued and to be signed on reverse side